EXHIBIT 32
Written Statement of Chairman of the Board and Chief Executive Officer and
Senior Vice President, Chief Financial Officer and Treasurer
Pursuant to 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Extendicare Health Services, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2005 (the “Report”), I, Mel Rhinelander, Chairman of the Board and Chief Executive Officer of the Company, certify solely for purposes of complying with 18 U.S.C. § 1350 that based on my knowledge:
(1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mel Rhinelander

Mel Rhinelander Chairman of the Board and Chief Executive Officer
August 11, 2005
In connection with the Quarterly Report of Extendicare Health Services, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2005 (the “Report”), I, Richard L. Bertrand, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify solely for purposes of complying with 18 U.S.C. § 1350 that based on my knowledge:
(1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Bertrand

Richard L. Bertrand Senior Vice President, Chief Financial Officer and Treasurer
August 11, 2005

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